Exhibit 32.2

AMENDED CERTIFICATION OF CHIEF FINANCIAL OFFICER  PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

 In connection with the Amended Annual Report of Avalon Energy Corporation(the "Company") on Form 10-KSB/A for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

 I,Carlton Parfitt, Director  of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

 (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)   The information contained in the Amended Report fairly presents, in all  material respects, the financial condition and result of operations of the Company.

 IN WITNESS WHEREOF, the undersigned has executed this amended certification as of the 15th day of March 2006.

/s/ Robert Klein

------------------------

    Robert Klein

    President/Director